Exhibit 4.1

Incorporated under the laws of the State of Delaware

-[CERT #]-	*[NUMBER OF SHARES]*

NILE THERAPEUTICS, INC.

COMMON STOCK
100,000,000 Authorized

SPECIMEN

NILE THERAPEUATICS, INC.

Daron Evans, CFO	Peter M. Strumph, CEO

Par Value $.001